Exhibit 99.1

FOR IMMEDIATE RELEASE

Green Plains Partners Declares Quarterly Distribution

OMAHA, Neb., Jan.  17, 2019 (GLOBE NEWSWIRE)  Green Plains Partners LP (NASDAQ:GPP) today announced that the board of directors of its general partner declared a quarterly cash distribution of $0.475 per unit on all of its outstanding common units, or $1.90 per unit on an annualized basis, for the fourth quarter of 2018. The distribution is payable on Feb. 8, 2019, to unitholders of record at the close of business on Feb. 1, 2019.

This release serves as a qualified notice to nominees under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of Green Plains Partners’ distributions to foreign investors are attributable to income that is effectively connected with a U.S. trade or business. Accordingly, all of the partnership’s distributions to foreign investors are subject to U.S. federal income tax withholding at the highest effective tax rate.

About Green Plains Partners LP

Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses.

Contact

Jim Stark

Vice President,  Investor &  Media Relations

402.884.8700

jim.stark@gpreinc.com

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